                                                                  Exhibit 99.A2




                          UBS PAINEWEBBER EQUITY TRUST,
                             GROWTH STOCK SERIES 27


                          TRUST INDENTURE AND AGREEMENT


                         Dated as of September 13, 2002


                                  Incorporating


                     Standard Terms and Conditions of Trust
                      Dated as of July 1, 1998, as amended,


                                     Between

                              UBS PAINEWEBBER INC.,
                                  as Depositor


                                       and


                         INVESTORS BANK & TRUST COMPANY
                                   as Trustee

     THIS TRUST INDENTURE AND AGREEMENT dated as of September 13, 2002 between UBS PaineWebber Inc., as Depositor and Investors Bank & Trust Company, as Trustee, which sets forth certain of its provisions in full and incorporates other of its provisions by reference to a document entitled "Standard Terms and Conditions of Trust" dated as of July 1, 1998, as amended, among the parties hereto (hereinafter called the "Standard Terms"), such provisions as are set forth in full and such provisions as are incorporated by reference constituting a single instrument.

                         W I T N E S S E T H   T H A T:

     WHEREAS, the parties hereto have heretofore or concurrently herewith entered into the Standard Terms in order to facilitate creation of a series of securities issued under a unit investment trust pursuant to the provisions of the Investment Company Act of 1940, as amended, and the laws of the State of New York, each of which series will be composed of redeemable securities representing undivided interests in a trust fund composed of publicly traded common or preferred stocks issued by domestic or foreign companies, and, in certain cases, interest-bearing United States Treasury Obligations ("Treasury Obligations"); and

     WHEREAS, the parties now desire to create the Twenty-seventh of the aforesaid series;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:

     Section 1. Incorporation of Standard Terms and Conditions of Trust. Subject to the provisions of Section 2 of this Trust Indenture and Agreement set forth below, all of the provisions of the Standard Terms are incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully to all intents and purposes as though said provisions had been set forth in full in this instrument. Unless otherwise stated, section references shall refer to sections in the Standard Terms.

     Section 2. Specific Terms of this Series. The following terms are hereby agreed to for this series of UBS PaineWebber Equity Trust, which series shall be known and designated as "UBS PaineWebber Equity Trust, Growth Stock Series 27".

     A. (1) The aggregate number of Units outstanding on the date hereof for this Series is 1,000,000.

        (2) The initial fractional undivided interest represented by each Unit of this series shall be 1/1,000,000th of the Trust Fund. A receipt evidencing the ownership of this total number of Units outstanding on the date hereof is being delivered by the Trustee to the Depositor.

        (3) The Securities deposited into the Trust on the Initial Date of Deposit are set forth on Schedule A hereto.

     B. The term "Record Date" shall mean December 10, 2002 and quarterly thereafter and on or after the Mandatory Termination Date; provided, however, that with respect to a distribution required by Section 2.02(b), the Record Date shall be the last business day of the month during which the contract to purchase the Security fails.

     Record Date shall also include such date or dates determined by the Sponsor and the Trustee as necessary or desirable and in the best interest of the Unitholders for federal or state tax purposes, or for other purposes (hereinafter a "Special Record Date"), which date may replace a regularly scheduled Record Date if such regularly scheduled Record Date is within 30 days of a Special Record Date.

     C. The term "Distribution Date" shall mean the 15th day following each Record Date, commencing December 25, 2002 and quarterly thereafter and on or after the Mandatory Termination Date with respect to Income Account Distributions (the "Income Account Distribution Dates") and shall mean December 25, 2002, December 25, 2003, December 25, 2004 and on or after the Mandatory Termination Date with respect to Capital Account Distributions (the "Capital Account Distribution Dates"), except that the Trustee may declare a Record Date of December 31 in any year for a Distribution Date of January 25 of the following year, if required for compliance rules and regulations governing regulated investment companies. With respect to a distribution required by
Section 2.02(b), the Distribution Date shall be the fifteenth (15) day after the Record Date with respect thereto.

     In the event a Special Record Date is declared, "Distribution Date" shall also include such date as is determined by the Sponsor and the Trustee to be the Distribution Date in respect of such Special Record Date.

     D. The Discretionary Liquidation Amount shall be forty per centum (40%) of the aggregate value of the Securities originally deposited on the date hereof and subsequently deposited pursuant to any Supplemental Indenture pursuant to
Section 2.02.

     E. The Mandatory Termination Date shall be September 30, 2005. Unless advised to the contrary by the Sponsor, the date on which the Trustee shall begin to sell equity Securities in accordance with Section 9.01 shall be 15 days before the Mandatory Termination Date. .

     F. The Trustee's annual compensation as referred to in Section 8.05 shall be $.00170 per Unit computed monthly based on the largest number of Units outstanding during the preceding month.

     G. The Sponsor's annual compensation pursuant to Section 7.02 shall be computed as $.00035 per Unit, based on the largest number of Units outstanding in a calendar year.

     H. The balance in the Capital Account below which no distribution need be made, as referred to in Section 3.04, is $0.005 per Unit outstanding.

     I. The calendar year to be specified pursuant to Section 3.05 shall be calendar year 2002, so that the Trustee's first annual report will be furnished to Unitholders within a reasonable period of time following calendar year 2002.

     J. The Trust hereby elects to qualify as a "grantor trust" under the Internal Revenue Code of 1986, as amended. The taxable year for this Trust shall end on December 31.

     K. The Sponsor's Initial Costs are estimated to be $0.0020 per Unit.

     L. The Trust hereby elects to make available a Reinvestment Plan for this Series. The Sponsor represents that the price paid by any Unitholder for Units acquired through reinvestment of Trust distributions will be reduced by the aggregate amount of any unpaid deferred sales charge at the time of purchase.

     M. Units of this Trust shall not be held in certificated form.

     N. The Trust may receive Supplemental Deposits and issue Additional Units in accordance with Section 2.02(c).

     O. 1. Section 3.06(a) is hereby amended by deleting the text of Section 3.06(a) in its entirety and substituting the following text in its place:

         "(a) The Sponsor by written notice may direct the Trustee to sell Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that any materially adverse market or credit factors have occurred that, in the opinion of the Sponsor the retention of such Securities would not be in the best interests of the Unitholders. In making such determination, the Sponsor shall be entitled to consider any one or more of the following conditions or events:

          (1) that there has been a failure to declare or pay anticipated dividends or interest;

          (2) that any materially adverse action or proceeding has been instituted at law or in equity seeking to restrain or enjoin the declaration or payment of dividends or interest on any such Securities or that there exists any other materially adverse legal question or impediment affecting such Securities or the declaration or payment of dividends or interest on the same;

          (3) that there has occurred any breach of covenant or warranty in any trust indenture or other document relating to the issuer or obligor or guarantor which might materially and adversely affect either immediately or contingently the declaration or payment of dividends or interest on such Securities;

          (4) that there has been a default in the payment of the principal or par or stated value of premium, if any, or income on any other outstanding securities of the issuer or the guarantor of such securities which might materially and adversely, either immediately or contingently, affect the declaration or payment of dividends or interest on the Securities;

          (5) that a decline in price of the Securities has occurred;

          (6) that the sale of such Securities is desirable in order to maintain the qualification of the Trust Fund as a "Regulated Investment Company" in the case of a trust which has elected to qualify as such;

          (7) that there has been a decrease in the Sponsor's internal rating of the Security; or

          (8) that there has been a happening of events which, in the opinion of the Sponsor, negatively affects the economic fundamentals of the issuer of the Security or the industry of which it is a part.

     (b) The Sponsor may by written notice direct the Trustee to sell or tender for cash Securities at such price and time and in such manner as shall be deemed appropriate by the Sponsor if the Sponsor shall have determined that a public tender offer has been made for a security, or a merger or acquisition has been announced affecting a security, that in the opinion of the Sponsor, the sale or tender of such Securities is in the best interest of the Unitholders.

     2. Section 3.06 is further amended by re-lettering the existing paragraphs
(b) and (c) to become (c) and (d), respectively.


         P. The Units of this Trust shall be subject to a Deferred Sales Charge in an amount, and that shall be paid in the manner, as set forth below and in the Prospectus. Commencing in the eighth (8th) month (April, 2003) and continuing through the twelfth (12th) month (August, 2003) of the Trust's first year, and in the sixth (6th) (February, 2004) and continuing through the twelfth
(12th) month (August 2004) months of the Trust's second year, the total Deferred Sales Charge per 1,000 Units shall be $30.00 for such two year period.

         Q. For purposes of this Trust, the In-Kind Distribution Amount shall be $500,000, and the Sponsor shall direct whether an In-Kind Distribution shall be made.

         R. Section 5.02 (b)(1) is amended to add the phrase "and C&D Fees" following "Initial Costs".

         S. Section 5.02 (b) is amended to add the phrase "and C&D Fees" following "Initial Costs".

     T. Section 10.02 of the Standard Terms is hereby amended by adding new subsections 10.02(f) through (i) below, to provide for the deduction and payment of the Creation and Development Fee described in the Prospectus (the "C&D Fee"):

         (f) The Sponsor shall be paid the C&D Fee in the manner described below and the payment of the C&D Fee shall be for the account of Unitholders of record at the conclusion of the initial public Offering Period the ("Computation Date") and shall not be reflected in the computation of Unit Value prior thereto.

         (g) The Sponsor shall submit a written certification to the Trustee stating the Computation Date, the percentage rate of the C&D Fee set forth in the Prospectus (the "Percentage Rate") and the total dollar amount of the C&D Fee calculated in the manner set forth in subsection (h) immediately below (the "C&D Certification").

         (h) The Sponsor shall compute the total dollar amount of the C&D Fee by
(a) multiplying the Trust Fund's average daily net asset value per Unit during the period from the Initial Date of Deposit through and including the Computation Date by (b) the number of Units outstanding on the Computation Date and then (c) multiplying that product by the Percentage Rate.

         (i) Promptly after receipt of the C&D Certification, the Trustee shall pay to the Sponsor, from the assets of the Trust Fund, the C&D Fee specified therein or any lessor amount as may be requested by the Sponsor. If so directed by the Sponsor, and upon receipt of directions to sell those Securities selected by the Sponsor, the Trustee shall sell those Securities having a value, as determined under Section 4.01 of the Standard Terms as of the date of such sale sufficient for the payment of the C&D fee specified in the C&D Certification and shall distribute the proceeds of such sale to or upon the order of the Sponsor, but only to the extent of such C&D Fee.


     U. The Trustee's address for notices under Section 10.06 is:

                                    Hancock Tower
                                    200 Clarendon Street
                                    Boston, MA 02116

     IN WITNESS WHEREOF, UBS PaineWebber Inc. has caused this Trust Indenture and Agreement to be executed by one of its Corporate Vice Presidents and its corporate seal to be hereto affixed and attested by one of its Assistant Secretaries, and Investors Bank & Trust Company has caused this Trust Indenture to be executed by one of its Authorized Signatories and its corporate seals to be hereto affixed and attested by one of its Authorized Signatories, all as of the date first above written.

                                              UBS PAINEWEBBER INC.
                                              as Depositor and Sponsor



SEAL                                               By
                                                     --------------------------
                                                      Corporate Vice President



Attest:


--------------------------
Secretary

STATE OF NEW YORK     )
            :ss.:
COUNTY OF NEW YORK    )


On this 13th day of September, 2002 before me personally appeared Christine Tripi Pasquin, to me known, who being by me duly sworn, said that she is a Corporate Vice President of UBS PaineWebber Inc., one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that she signed her name thereto by like authority.





                                                      --------------------------
                                                            Notary Public

                          SCHEDULE A TO TRUST INDENTURE


                          UBS PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 27

                             SCHEDULE OF INVESTMENTS

                AS OF INITIAL DATE OF DEPOSIT, SEPTEMBER 13, 2002



COMMON STOCKS (1)


               PRIMARY INDUSTRY SOURCE AND                   NUMBER OF     COST OF SECURITIES
                      NAME OF ISSUER                           SHARES        TO TRUST(2)(3)
---------------------------------------------------------   -----------   -------------------
     Aerospace/Defense (4.01%)
        Rockwell Collins, Inc. ..........................       1,860        $   39,692.40
     Computers--Hardware/Software (35.99%)
        Adobe Systems Incorporated ......................       2,140            39,482.80
        Apple Computer, Inc.* ...........................       2,810            39,733.40
        Dassault Systems S.A.+ ..........................       1,420            39,575.40
        Dell Computer Corporation* ......................       1,500            39,495.00
        International Business Machines
          Corporation (IBM) .............................         550            39,528.50
        Microsoft Corporation* ..........................         840            39,606.00
        SAP AG (Systeme, Anwendungen,
          Produkte in der Datenverarbeitung)+ ...........       2,480            39,680.00
        Siebel Systems, Inc.* ...........................       4,770            39,638.70
        Sun Microsystems, Inc.* .........................      12,300            39,606.00
     Computers--Memory Devices (4.00%)
        Network Appliance, Inc.* ........................       4,360            39,632.40
     Computers--Peripheral Equipment (3.98%)
        Lexmark International, Inc.* ....................         840            39,396.00
     Electronics/Semi-Conductor (24.01%)
        Applied Materials, Inc.* ........................       3,110            39,621.40
        Broadcom Corporation--Class A* ..................       2,620            39,509.60
        Intel Corporation ...............................       2,520            39,564.00
        KLA-Tencor Corporation* .........................       1,260            39,753.00
        Novellus Systems, Inc.* .........................       1,680            39,715.20
        Texas Instruments Incorporated ..................       2,060            39,572.60
     Fiber Optics (4.00%)
        JDS Uniphase Corporation* .......................      15,410            39,603.70
     Internet Security (4.00%)
        Check Point Software Technologies Ltd.* .........       2,270            39,611.50
     Networking Products (4.00%)
        Cisco Systems, Inc.* ............................       3,040            39,641.60

                          UBS PAINEWEBBER EQUITY TRUST
                             GROWTH STOCK SERIES 27

                       SCHEDULE OF INVESTMENTS (CONTINUED)

                AS OF INITIAL DATE OF DEPOSIT, SEPTEMBER 13, 2002



COMMON STOCKS (1)


        PRIMARY INDUSTRY SOURCE AND           NUMBER OF     COST OF SECURITIES
              NAME OF ISSUER                    SHARES        TO TRUST(2)(3)
------------------------------------------   -----------   -------------------
     Office Automation & Equipment (7.99%)
        Canon Inc.+ ......................       1,170        $  39,452.40
        Xerox Corporation* ...............       5,850           39,604.50
     Telecommunications Equipment (8.02%)
        Motorola, Inc. ...................       3,390           39,629.10
        Nokia Oyj+ .......................       2,840           39,674.80
                                                              ------------
          TOTAL INVESTMENTS ..............                    $ 990,020.00
                                                              ============


----------

(1) All Securities are represented entirely by contracts to purchase such Securities.

(2) Valuation of the Securities by the Trustee was made as described in "Valuation" in Part B of this Prospectus as of the close of business on the business day prior to the Initial Date of Deposit.

(3)  There was no gain or loss to the Sponsor on the Initial Date of Deposit.

+ These shares are U.S. dollar denominated and pay dividends in U.S. dollars but are subject to investment risks generally facing common stocks of foreign issuers (see "Risk Factors and Special Considerations" in Part B.)

*    Non-Income producing security.


 PLEASE NOTE THAT IF THIS PROSPECTUS IS USED AS A PRELIMINARY PROSPECTUS FOR A
  FUTURE TRUST IN THIS SERIES, THE PORTFOLIO WILL CONTAIN DIFFERENT SECURITIES
                           FROM THOSE DESCRIBED ABOVE.